Exhibit 10.1

AGREEMENT BETWEEN

PJM INTERCONNECTION, L.L.C.,

AND

VIRGINIA ELECTRIC AND POWER COMPANY

(“PJM SOUTH TRANSMISSION OWNER AGREEMENT”)

The following sheets reflect all revisions approved by FERC in orders issued through March 30, 2005 and compliance filings through April 4, 2005.

PJM Interconnection, L.L.C.	Original Sheet No. 1
Rate Schedule FERC No. 39

PJM SOUTH TRANSMISSION OWNER AGREEMENT

This SOUTH TRANSMISSION OWNER AGREEMENT dated as of the 11th day of May, 2004, is made by and between Virginia Electric and Power Company (“Dominion Virginia Power”) and PJM Interconnection, L.L.C. (hereinafter, “PJM”) (hereinafter referred to collectively as the “Parties” and individually as a “Party”).

WITNESSETH:

1. Under an order dated November 25, 1997, and subsequent orders, the FERC approved the PJM Open Access Transmission Tariff and various filings and agreements, and amendments thereto, under which, as an Independent System Operator (“ISO”), PJM provides transmission and related services, including the administration of electricity markets and related financial instruments, consistent with the requirements of FERC Order No. 888, Promoting Wholesale Competition Through Open-Access Non-discriminatory Transmission Services By Public Utilities, 1991-96 FERC Stats. & Regs., Regs. Preambles 31,036 (1996). Under the November 25, 1997 FERC order and other orders, the PJM Tariff, and various agreements and amendments thereto approved therein, PJM has served as the ISO for the transmission systems owned by certain owners of transmission facilities subject to PJM’s functional control (all or parts of Pennsylvania, New Jersey, Maryland, Delaware, Virginia, West Virginia, Ohio, and Washington, D.C.). On December 20, 2002, PJM received approval from FERC as the Regional Transmission Organization (“RTO”) within the meaning of Regional Transmission Organizations, III FERC Stats. & Regs., Regs. Preambles 31,089 (1999), on reh’g, III FERC Stats. & Regs., Regs. Preambles 31,092 (2000) (hereinafter “Order 2000”) for the MAAC Control Zone and the PJM West Region.

2. Dominion Virginia Power, the South Transmission Owner, owns, controls or leases transmission facilities outside the MAAC Control Zone which, as of the effective date of this Agreement are not subject to control by any ISO or RTO. Dominion Virginia Power has determined, under the terms and conditions of this Agreement and the Operating Agreement, as defined herein and as amended to implement this Agreement to transfer functional control of its transmission facilities to PJM to enable PJM (a) to serve as the RTO of its transmission facilities (such facilities comprising “the PJM South Region” as defined herein), (b) to administer the terms and conditions of the PJM Tariff, as amended to implement this Agreement, (c) to provide for the distribution of revenue received from charges thereunder in accordance with this Agreement and the PJM Tariff, and (d) to develop and maintain the Regional Transmission Expansion Plan with respect to facilities in the PJM South Region.

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	May 11, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 2
Rate Schedule FERC No. 39	Superseding Original Sheet No. 2

3. The Parties intend to commence performance under this Agreement by November 1, 2004, subject to requisite regulatory approvals, vendor availability, and other factors outside the Parties’ control.

4. Dominion Virginia Power may establish an Independent Transmission Company within the meaning of Order 2000 or other FERC order and, subject to FERC approval, may desire to transfer certain rights and obligations pertaining to its transmission facilities from PJM to the Independent Transmission Company, while PJM continues to perform certain functions, including administration of markets.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and promises made herein, the Parties agree as follows:

ARTICLE 1 – DEFINITIONS

Unless the context otherwise specifies or requires, capitalized terms used herein shall have the respective meanings assigned herein for all purposes of this Agreement (such definitions to be equally applicable to both the singular and the plural forms of the terms defined). Unless otherwise specified, all references herein to Articles or Sections are to Articles or Sections of this Agreement. As used in this Agreement:

1.1 Administrative Committee shall consist of (a) the Administrative Committee established under the East TOA, (b) the Administrative Committee established under the West TOA, and (c) Dominion Virginia Power.

1.1A Agreement shall mean this South Transmission Owner Agreement, as it may be amended from time to time.

1.2 Affiliate shall have the same meaning as in the Operating Agreement.

1.3 Applicable Regional Reliability Council shall mean the reliability council under § 202 of the Federal Power Act, the rules of procedures of which, pursuant to written agreement, a Member has agreed to be bound.

1.4 Control Area shall have the same meaning as in the Operating Agreement.

1.5 Control Zone shall have the same meaning as in the Operating Agreement.

1.5A East Transmission Owners Agreement shall have the meaning given in the Operating Agreement.

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	November 4, 2004

Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-829, et al., issued October 5, 2004, 109 FERC 61,012.

PJM Interconnection, L.L.C.	Original Sheet No. 2A
Rate Schedule FERC No. 39

1.6 FERC shall mean the Federal Energy Regulatory Commission, or any successor agency, commission or department exercising jurisdiction over this Agreement.

1.7 Good Utility Practice shall mean any of the practices, methods, and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods, and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather is intended to include acceptable practices, methods, and acts generally accepted in the region.

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	November 4, 2004

Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-829, et al., issued October 5, 2004, 109 FERC 61,012.

PJM Interconnection, L.L.C.	Original Sheet No. 3
Rate Schedule FERC No. 39

1.8 ITC or Independent Transmission Company shall mean an entity that (i) either owns or exercises control over Transmission Facilities, and (ii) has been found by FERC to not be a market participant as defined in FERC’s regulations, 18 C.F.R. § 35.34(b)(2).

1.9 MAAC shall mean the Mid-Atlantic Area Council, a reliability council under Section 202 of the Federal Power Act, established pursuant to the MAAC Agreement dated August 1, 1994, or any successor thereto.

1.10 MAAC Control Zone shall have the same meaning as in the Operating Agreement.

1.11 NERC shall mean the North American Electric Reliability Council or any successor thereto.

1.12 Office of the Interconnection shall mean the employees and agents of PJM Interconnection, L.L.C. subject to the supervision and oversight of the PJM Board, acting pursuant to the Operating Agreement.

1.13 Open Access Same-Time Information System (OASIS) shall mean the information system and standards of conduct contained in Part 37 of the Commission’s regulations and all additional requirements implemented by subsequent Commission orders dealing with OASIS.

1.14 Operating Agreement shall mean that certain agreement, dated April 1, 1997 and as amended and restated June 2, 1997 and as amended from time to time thereafter, among the members of the PJM Interconnection, L.L.C., including all schedules, exhibits, and attachments thereto.

1.15 Party or Parties shall have the meaning stated in the preamble of this Agreement.

1.16 PJM shall mean PJM Interconnection, L.L.C., and shall include the Board of Managers, Officers, employees and agents of PJM.

1.17 PJM Board shall mean the Board of Managers of PJM Interconnection, L.L.C.

1.18 PJM Manuals shall mean the instructions, rules, procedures and guidelines established by PJM for the operation, planning and accounting requirements of the MAAC Control Zone, PJM West Region, and the PJM South Region.

1.19 PJM Open Access Transmission Tariff or PJM Tariff shall mean the tariff for transmission service within the PJM South Region, as in effect from time to time, including any schedules, appendices, attachments, annexes or exhibits attached thereto.

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	May 11, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 4
Rate Schedule FERC No. 39	Superseding Original Sheet No. 4

1.20 PJM Region shall have the same meaning as in the Operating Agreement.

1.21 PJM South Region shall mean the Control Area of Dominion Virginia Power as recognized by NERC.

1.22 PJM Transmission Owners shall have the meaning of Transmission Owner under the PJM Tariff.

1.23 PJM West Region shall have the same meaning as in the Operating Agreement.

1.24 Rate Design shall mean the design of the transmission rates (i) to recover the embedded costs of Transmission Facilities and associated revenue requirements, and (ii) to conform to the Going-Forward Principles and Procedures accepted by FERC on March 19, 2004 in Midwest Independent Transmission System Operator, Inc., et al., 106 FERC 61,260 (2004); but does not include recovery of congestion costs.

1.25 Regional Transmission Expansion Plan shall mean the plan for enhancement or expansion developed by PJM in accordance with the Regional Transmission Expansion Planning Protocol.

1.26 Regional Transmission Expansion Planning Protocol shall mean Schedule 6 to the Operating Agreement, as such schedule shall be in effect from time to time.

1.27 Responsible Party shall have the meaning specified in 18 C.F.R. Part 37.

1.28 SERC shall mean the reliability council under Section 202 of the Federal Power Act established pursuant to the SERC Agreement dated January 14, 1970, or any successor thereto.

1.29 Transmission Facilities shall mean those facilities owned or currently operated by Dominion Virginia Power that (i) are within the PJM South Region, and (ii) meet the definition of transmission facilities pursuant to FERC’s Uniform System of Accounts or have been classified as transmission facilities in a ruling by FERC addressing such facilities.

1.30 VACAR shall have the same meaning as in the Operating Agreement.

1.31 VACAR Control Zone shall have the same meaning as in the Operating Agreement.

1.31A West Transmission Owners Agreement shall have the meaning given in the Operating Agreement.

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	November 4, 2004

Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-829, et al., issued October 5, 2004, 109 FERC 61,012.

PJM Interconnection, L.L.C.	First Revised Sheet No. 5
Rate Schedule FERC No. 39	Superseding Original Sheet No. 5

ARTICLE 2 - PURPOSES AND OBJECTIVES OF THIS AGREEMENT

2.1 Purposes and Objectives. The purpose of this Agreement is to (a) facilitate the planning and operation of the Transmission Facilities of Dominion Virginia Power as PJM South; (b) transfer certain planning and operating responsibilities to PJM; (c) provide for regional transmission service pursuant to the PJM Tariff and subject to administration by PJM; and (d) establish certain rights and obligations that will apply to Dominion Virginia Power and PJM.

2.2 Retained Rights. Notwithstanding any other provision of this Agreement, or any other agreement or amendment entered into by Dominion Virginia Power in connection with its membership in PJM, Dominion Virginia Power shall retain all of the rights set forth in this Section 2.2; provided, however, that such rights shall be exercised in a manner consistent with its obligations under the Federal Power Act and the FERC’s rules and regulations thereunder.

2.2.1 Dominion Virginia Power shall have the right at any time unilaterally to file pursuant to Section 205 of the Federal Power Act to change rates and charges for transmission and ancillary services (including, without limitation, incentive rates) for delivery to the Dominion Virginia Power zone, schedules for new services solely involving the transmission facilities of Dominion Virginia Power, and the revenue requirement for Dominion Virginia Power for use in developing rates for other transmission services provided by PJM; provided that if the PJM rate design is modified to eliminate zonal rates, Dominion Virginia Power shall not be deemed to have waived any of its rights under Section 205 with respect to any such modified rate design. Dominion Virginia Power, however, shall not unilaterally file rates that do not preserve the revenues or payments due to other PJM Transmission Owners, and shall not implement rates that result in a customer paying PJM more than one transmission access charge. Dominion shall not have a unilateral right to file pursuant to Section 205 of the Federal Power Act for transmission or ancillary service rate design changes that would affect the overall PJM rate design unless it shall have obtained the consent of PJM Transmission Owners to whom the altered rate design would apply.

2.2.2 Dominion Virginia Power shall have the right to adopt and implement procedures it deems necessary to protect its electric facilities from physical damage or to prevent injury or damage to persons or property.

2.2.3 Dominion Virginia Power shall have the right to build, acquire, sell, dispose, retire, merge or otherwise transfer or convey all or any part of its assets, including any Transmission Facilities, such right to include, but not be limited to, the right to terminate the relationship with PJM, subject to Article 3, in connection with the creation of a transmission company to own and/or operate its Transmission Facilities.

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	April 4, 2005

Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-829-002, issued March 4, 2005, 110 FERC 61,234 (2005).

PJM Interconnection, L.L.C.	Original Sheet No. 5A
Rate Schedule FERC No. 39

2.2.4 Dominion Virginia Power shall have the right to take whatever actions it deems necessary to fulfill its obligations under local, state or federal law.

2.3 Commitments. Dominion Virginia Power agrees to the following commitments and undertakings:

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Federal Government Policy
Issued On:	April 4, 2005

PJM Interconnection, L.L.C.	Original Sheet No. 6
Rate Schedule FERC No. 39

2.3.1 To provide transmission service over its Transmission Facilities in the PJM South Region, under the PJM Tariff that includes rates and terms consistent with FERC’s policies and decisions regarding open access transmission service.

2.3.2 To operate its electric system within the PJM South Region, with free-flowing transmission ties (notwithstanding the use of certain facilities or equipment designed to control flows, such as phase shifters, FACTS devices or DC lines, as approved in the planning process) between and among the other PJM Regions.

2.3.3 To operate and maintain its Transmission Facilities in accordance with reliability principles, guidelines and standards of the Applicable Regional Reliability Council and NERC, as they may be revised from time-to-time.

2.3.4 To transfer to PJM, in accordance with the Operating Agreement, the responsibility to direct the operation of its Transmission Facilities; provided that such transfer is not intended to require any change in the physical control over Transmission Facilities by Dominion Virginia Power’s individual control centers subject to PJM’s direction as provided for in Section 11.3 of the Operating Agreement.

2.3.5 To transfer to PJM, in accordance with the Operating Agreement, responsibility for providing transmission and other services related to Dominion Virginia Power’s Transmission Facilities under the PJM Tariff.

2.3.6 To coordinate maintenance on its Transmission Facilities with PJM and the owners of generating facilities within the PJM South Region, in accordance with the Operating Agreement, so as to achieve reliability and operating efficiencies.

2.3.7 To transfer to PJM, in accordance with the Operating Agreement, the responsibility for preparing a Regional Transmission Expansion Plan applicable to the PJM South Region in accordance with the Regional Transmission Expansion Planning Protocol.

2.3.8 To execute and remain a party to the Operating Agreement.

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	May 11, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 7
Rate Schedule FERC No. 39

ARTICLE 3 - PARTICIPATION IN THIS AGREEMENT

3.1 Withdrawal From and Termination of This Agreement. Dominion Virginia Power may withdraw from and terminate this Agreement upon ninety (90) days advance written notice to PJM, provided that such withdrawal shall not be effective until Dominion Virginia Power (1) has satisfied all applicable standards of NERC and the Applicable Regional Reliability Council for operating a Control Area or being included within an existing Control Area, (2) has put in place alternative arrangements for satisfaction of any applicable FERC requirements with respect to operation of Dominion Virginia Power’s Transmission Facilities, and (3) has made a filing with the FERC under Section 205 of the Federal Power Act to withdraw from this Agreement, and such filing has been approved, accepted without suspension, or, if suspended, the suspension period has expired before the FERC has issued an order on the merits of the filing.

3.2 Transfers or Assignments. If Dominion Virginia Power transfers or assigns its ownership of, or its rights equivalent to ownership in, its Transmission Facilities, it shall require the transferee or assignee to assume all rights and obligations under this Agreement and to become a Party to this Agreement. Such transferee or assignee may withdraw from this Agreement in accordance with the provisions of Sections 3.2 and 3.4.

3.3 Obligations After Withdrawal, Transfer, or Assignment. If Dominion Virginia Power withdraws from and terminates this Agreement in accordance with Sections 3.1 or 3.2 hereof, it shall remain liable for any and all obligations under this Agreement that Dominion Virginia Power incurred, that were incurred on behalf of Dominion Virginia Power, or that arose hereunder prior to the date upon which such Dominion Virginia Power’s withdrawal and termination became effective.

3.4 Cessation of Effectiveness. Subject to provisions of this Agreement providing for survival and Section 3.3, this Agreement shall cease to be effective with respect to any function PJM undertakes to provide under this Agreement in the event that PJM ceases to be approved by FERC to provide such function.

ARTICLE 4 - PLANNING AND OPERATIONS

4.1 Planning Information. Dominion Virginia Power shall provide information reasonably requested by PJM to prepare the Regional Transmission Expansion Plan with respect to the PJM South Region and shall otherwise cooperate with PJM in the preparation thereof.

4.2 Connection of Customers. Consistent with the provisions of Section 4.7 hereof and applicable FERC rule or precedent, Dominion Virginia Power shall be responsible for the installation and construction of any facilities required to connect the facilities of a customer or a proposed customer to Dominion Virginia Power’s Transmission Facilities.

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	May 11, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 8
Rate Schedule FERC No. 39

4.3 Permanently Taking Facilities Out of Service. Prior to permanently taking out of service any of its Transmission Facilities within the PJM South Region, Dominion Virginia Power shall provide PJM and the parties to the Operating Agreement with reasonable advance notice.

4.4 Operation of Transmission Facilities. Dominion Virginia Power shall operate its Transmission Facilities in accordance with (i) the terms of this Agreement, (ii) applicable reliability principles, guidelines, and standards of the Applicable Regional Reliability Council and NERC, (iii) the PJM Manuals, and (iv) the direction of PJM consistent with this Agreement. Consistent with the provisions of this Section 4.4, Dominion Virginia Power shall conform to PJM’s operating instructions as they apply to Dominion Virginia Power’s Transmission Facilities. Nothing in this Agreement shall be construed to effect a change in the physical control of the Transmission Facilities.

4.4.1 Interconnection Facilities. Interconnections between Dominion Virginia Power’s electric systems and neighboring systems shall be kept in place and shall be maintained in good operating condition in accordance with Good Utility Practice and principles, guidelines and standards of the Applicable Regional Reliability Council and NERC, unless the interconnected parties determine, in accordance with Good Utility Practice and principles, guidelines and standards of the Applicable Regional Reliability Council and NERC, that any such interconnection should be modified or abandoned; provided, however, that nothing herein shall prohibit Dominion Virginia Power from disconnecting its Transmission Facilities from the facilities of any other entity, if Dominion Virginia Power reasonably determines that disconnection is required for safety or reliability reasons.

4.4.2 Actions in Emergency. Dominion Virginia Power shall follow PJM’s operating instructions during an emergency to the extent required pursuant to the Operating Agreement; provided, however, that Dominion Virginia Power may take any action that it deems necessary to prevent injury to persons or loss of human life or prevent damage to property.

4.5 Maintenance. Dominion Virginia Power shall maintain its Transmission Facilities in accordance with Good Utility Practice.

4.5.1 Maintenance Schedules. Dominion Virginia Power shall schedule the maintenance of its Transmission Facilities and any outages (other than forced outages) of the Transmission Facilities taking into account transmission and generation outage schedules established by PJM and the PJM Manuals, and in accordance with the following planned outage scheduling procedures:

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	May 11, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 9
Rate Schedule FERC No. 39

(i)	No later than the first day of the month immediately preceding the month in which the transfers of responsibility to PJM specified in Section 2.3 become effective, Dominion Virginia Power shall submit planned outage schedules for the twelve month period beginning on such effective date for all outages that are expected to exceed five working days duration or that are anticipated to result in significant system impacts, with regular (at least monthly) updates as new information becomes available.

(ii)	Dominion Virginia Power shall submit planned outage schedules for periods subsequent to the twelve month period specified in Section 4.5.1(i) one year in advance for all outages that are expected to exceed five working days duration or that are anticipated to result in significant system impacts, with regular (at least monthly) updates as new information becomes available.

(iii)	Dominion Virginia Power shall submit notice of all planned outages to PJM by the first day of the month preceding the month the outage will commence, with updates as new information becomes available.

(iv)	If notice of a planned outage is not provided by the first day of the month preceding the month the outage will commence, and if such outage is determined by PJM to have the potential to cause transmission system congestion, then PJM may require Dominion Virginia Power to implement an alternative outage schedule to reduce or avoid the congestion. PJM shall perform this analysis and notify Dominion Virginia Power in a timely manner if it will require rescheduling of the outage.

(v)	PJM shall post notice of planned outages on OASIS upon receipt of such notice from Dominion Virginia Power; provided, however, that PJM shall not post on OASIS notice of any component of a planned outage to the extent such component shall directly reveal a generator outage. In such cases, Dominion Virginia Power, in addition to providing notice to PJM as required above, concurrently shall inform the affected generation owner of such outage, limiting such communication to that necessary to describe the outage and to coordinate with the generation owner on matters of safety to persons, facilities, and equipment. Dominion Virginia Power shall not notify any other market participant of such outage and shall arrange any other necessary coordination through PJM.

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	May 11, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 10
Rate Schedule FERC No. 39

In addition, if PJM determines that transmission maintenance schedules proposed by Dominion Virginia Power would significantly affect the efficient and reliable operation of the PJM South Region or the MAAC Control Zone, PJM shall consult with Dominion Virginia Power to establish alternative schedules, which alternative schedules shall minimize the economic impact on Dominion Virginia Power. Dominion Virginia Power shall comply with all maintenance schedules established by PJM.

4.5.2 Previously Approved Maintenance Schedules. Dominion Virginia Power shall provide previously approved Transmission Facility maintenance schedules to PJM on the first day of the calendar month preceding the month in which PJM assumes functional control over Dominion Virginia Power’s Transmission Facilities for which maintenance schedules have been already approved by Dominion Virginia Power prior to PJM’s assumption of functional control of such Transmission Facilities. PJM shall approve outage schedules for the Transmission Facilities for which maintenance schedules have been already approved by Dominion Virginia Power prior to PJM’s assumption of functional control of such Transmission Facilities; provided, however, that if PJM determines that granting outage clearance to such previously approved schedules would significantly affect the efficient and reliable operation of the PJM South Region or the MAAC Control Zone, PJM shall work with Dominion Virginia Power to develop alternative schedules. Such alternative schedules shall minimize the economic impact on Dominion Virginia Power.

4.6 Data, Information and Metering. Dominion Virginia Power shall comply with the data, information and metering requirements established by PJM, as reflected in applicable PJM Manuals.

4.7 Connections with Non-Parties. Dominion Virginia Power shall not permit its transmission or distribution facilities to be connected with the facilities of any entity which is not a Transmission Owner as defined in the Operating Agreement without first having in place an interconnection agreement that contains provisions for the safe and reliable operation of each interconnection in accordance with Good Utility Practice, and principles, guidelines and standards of the Applicable Regional Reliability Council and NERC. Any dispute regarding the adequacy of such agreements to provide for safe and reliable operations shall be resolved in accordance with the dispute resolution provisions of the Operating Agreement.

4.8 VACAR Control Zone. PJM and Dominion Virginia Power recognize that:

4.8.1 The Control Area for Dominion Virginia Power shall become the VACAR Control Zone.

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	May 11, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 11
Rate Schedule FERC No. 39

4.8.2 VACAR is a subregion of SERC for the PJM South Region, and MAAC is the regional reliability council for the MAAC Control Zone. PJM will exercise NERC Security Coordinator functions for the PJM South Region within the rules of VACAR, and for the MAAC Control Zone within the rules of MAAC.

4.9 Transmission Facility Ratings. Dominion Virginia Power shall regularly update and verify facility ratings, subject to review and approval by PJM, in accordance with the following procedures and the procedures in the PJM Manuals:

(a) Dominion Virginia Power shall verify to the Operations Planning Department (or successor Department) of PJM all of its transmission facility ratings two months prior to the beginning of the summer season (i.e., on April 1) and two months prior to the beginning of the winter season (i.e., on October 1) each calendar year, and shall provide detailed data justifying such transmission facility ratings when directed by PJM.

(b) In addition to the seasonal verification of all ratings, Dominion Virginia Power shall submit to the Operations Planning Department (or successor Department) of PJM updates to its transmission facility ratings as soon as Dominion Virginia Power is aware of any changes. Dominion Virginia Power shall provide PJM with detailed data justifying all such transmission facility ratings changes.

(c) Dominion Virginia Power shall submit to the Operations Planning Department (or successor Department) of PJM formal documentation of any procedure for changing facility ratings under specific conditions, including: the detailed conditions under which such procedures will apply, detailed explanations of such procedures, and detailed calculations justifying such pre-established changes to facility ratings. Such procedures must be updated twice each year consistent with the provisions of this section.

(d) PJM shall maintain an historical database of all facility ratings, and shall review, and may modify or reject, any submitted change or any submitted procedure for pre-established changes. Any dispute between Dominion Virginia Power and PJM concerning facility ratings shall be resolved in accordance with Section 8.14 of this Agreement; provided, however, that the rating level determined by PJM shall govern and be effective during the pendency of any such dispute.

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	May 11, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 12
Rate Schedule FERC No. 39	Superseding First Revised Sheet No. 12

ARTICLE 5 - CHANGES TO RATE DESIGN AND TARIFF TERMS AND CONDITIONS

5.1 Rate Design. Effective December 1, 2004, the PJM transmission rates shall be calculated in accordance with the Going-Forward Principles and Procedures accepted by FERC on March 19, 2004 in Midwest Independent Transmission System Operator, Inc., et al., 106 FERC 61,260 (2004) applicable to the long term transmission pricing structure; provided, however, that nothing in this Article 5 is intended (a) to limit or change the right of Dominion Virginia Power under Section 2.2.1 of this Agreement to file pursuant to Section 205 of the Federal Power Act to change rates and charges for transmission and ancillary services (including, without limitation, incentive rates) for delivery to the Dominion Virginia Power zone, schedules for new services solely involving the transmission facilities of Dominion Virginia Power, and the revenue requirement for Dominion Virginia Power for use in developing rates for other transmission services provided by PJM; or (b) to authorize the PJM Transmission Owners to file pursuant to Section 205 of the Federal Power Act, either as part of a proposal to change the overall PJM rate design or otherwise, to change rates and charges for transmission and ancillary services (including, without limitation, incentive rates) for delivery to the Dominion Virginia Power zone, schedules for new services solely involving the transmission facilities of Dominion Virginia Power, and the revenue requirement for Dominion Virginia Power for use in developing rates for other transmission services provided by PJM without the express consent of Dominion Virginia Power.

5.1.1 Filing of Revised Rates Under Section 205. The procedures and filing rights set forth in this Section 5.1.1 apply only to changes in the transmission rate design under the PJM Tariff for joint rates or, subject to the limitations set forth in Sections 5.1 and 5.1.1(c), changes affecting the overall PJM rate design.

(a) The PJM Transmission Owners shall have the exclusive and unilateral rights to file pursuant to Section 205 of the Federal Power Act and the FERC’s rules and regulations thereunder for any changes in or relating to the establishment and recovery of the PJM Transmission Owners’ transmission revenue requirements or the transmission rate design under the PJM Tariff, and such filing rights shall also encompass any provisions of the PJM Tariff governing the recovery of transmission related costs incurred by the PJM Transmission Owners. Nothing herein is intended to limit or change the right of individual PJM Transmission Owners under Section 2.2.1 of the PJM Tariff to make their own Section 205 filings to change the transmission revenue requirement within their own zones, including the right of individual Transmission Owners to file for zonal transmission revenue requirements based on incentive or performance factors. The PJM Transmission Owners may only file under Section 205 to change the transmission rate design for the PJM region pursuant to a filing approved in accordance with this Agreement, Section 6.5.1 of the East Transmission Owners Agreement and Section 6.5.1 of the West Transmission Owners Agreement.

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Federal Government Policy
Issued On:	April 4, 2005

Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-829-002, issued March 4, 2005, 110 FERC 61,234 (2005).

PJM Interconnection, L.L.C.	Original Sheet No. 12.01
Rate Schedule FERC No. 39

(b) If the PJM Transmission Owners agree upon a change in accordance with Section 5.1.1(a), the PJM Transmission Owners shall make such filing jointly pursuant to Section 205 of the Federal Power Act. For purposes of administrative convenience, at the request of the PJM Transmission Owners, PJM may, but shall not be required to, make the Section 205 filing with the FERC on behalf of the PJM Transmission Owners; provided that any such filing by PJM shall be deemed for all purposes under the Federal Power Act to be a filing of the PJM Transmission Owners. The PJM Transmission Owners shall consult with PJM and the PJM Members Committee beginning no less than thirty (30) days prior to any Section 205 filing hereunder, but neither PJM (except as provided for in Section 5.3) nor the PJM Members Committee shall have any rights to veto or delay the PJM Transmission Owners’ Section 205 filing hereunder; provided that the PJM Transmission Owners may file with less than a full 30 day advance consultation in circumstances where imminent harm to system reliability or imminent severe economic harm to electric consumers requires a prompt Section 205 filing; provided further that the PJM Transmission Owners shall provide as much advance notice and consultation with PJM and the PJM Members Committee as is practicable in such circumstances and no such filing shall be made with less than 24 hours’ advance notice.

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Federal Government Policy
Issued On:	April 4, 2005

PJM Interconnection, L.L.C.	First Revised Sheet No. 12A
Rate Schedule FERC No. 39	Superseding Original Sheet No. 12A

(c) Nothing in this Section 5.1.1 is intended to limit the rights of Dominion Virginia Power or any other person to oppose such a Section 205 filing pursuant to Section 206 or any other applicable provision of the Federal Power Act, or to limit the right of Dominion Virginia Power or any other person to make filings under Section 206 of the Federal Power Act. Nor is this Section 5.1.1 intended (i) to limit or change the right of Dominion Virginia Power under Section 2.2.1 of this Agreement to file pursuant to Section 205 of the Federal Power Act to change rates and charges for transmission and ancillary services (including, without limitation, incentive rates) for delivery to the Dominion Virginia Power zone, schedules for new services solely involving the transmission facilities of Dominion Virginia Power, and the revenue requirement for Dominion Virginia Power for use in developing rates for other transmission services provided by PJM; or (ii) to authorize the PJM Transmission Owners to file pursuant to Section 205 of the Federal Power Act, either as part of a proposal to change the overall PJM rate design or otherwise, to change rates and charges for transmission and ancillary services (including, without limitation, incentive rates) for delivery to the Dominion Virginia Power zone, schedules for new services solely involving the transmission facilities of Dominion Virginia Power, and the revenue requirement for Dominion Virginia Power for use in developing rates for other transmission services provided by PJM without the express consent of Dominion Virginia Power.

(d) In accordance with Section 5.1.1(a), the following provisions of the PJM Tariff and any successors thereto shall be within the PJM Transmission Owners’ exclusive and unilateral rights to make Section 205 filings: Section 34; Schedule 1A; Schedule 7 (except as to transmission congestion charges under Attachment K to the PJM Tariff or any successor thereto); Schedule 8 (except as to transmission congestion charges under Attachment K to the PJM Tariff or any successor thereto); Schedule 11; Schedule 12; Attachment H-A; Attachment J; and Attachment R, provided, however, that if a filing pursuant to Section 205 is required to effect a change in any of the foregoing provisions of the PJM Tariff, solely by reason of a filing by an individual PJM Transmission Owner pursuant to Section 5.1.1(e), PJM may make such a filing if, (i) five business days prior to making such filing, PJM provides the PJM Transmission Owners with each proposed change including an explanation thereof and (ii) no PJM Transmission Owner notifies PJM that it objects to PJM making such filing.

(e) In accordance with Section 5.1.1(a), the following provisions of the PJM Tariff and any successors thereto shall be within the exclusive and unilateral rights to make Section 205 filings of the individual PJM Transmission Owner to which the provisions apply: Attachment H (except as to transmission congestion charges under Attachment K to the PJM Tariff or any successor thereto and other than Attachment H-A); Attachment M (First Energy); Attachment N (First Energy); Procedures for Load Determination (PSE&G); Procedures for Determination of Peak Load Contributions and Hourly Load Obligations for Retail Customers (Atlantic City); and Procedures for Determination of Peak Load Contributions and Hourly Load Obligations for Retail Customers (Delmarva).

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Federal Government Policy
Issued On:	April 4, 2005

Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-829-002, issued March 4, 2005, 110 FERC 61,234 (2005).

PJM Interconnection, L.L.C.	Original Sheet No. 12A.01
Rate Schedule FERC No. 39

(f) The listing of provisions in Sections (d) and (e) above is not exclusive, and failure to specify a provision of the PJM Tariff in this Section 5.1.1 shall not be deemed to be an admission or agreement by the PJM Transmission Owners that such provision or any change thereto does not relate to the establishment and recovery of the PJM Transmission Owners’ transmission revenue requirements or the transmission rate design under the PJM Tariff, or encompass any provisions of the PJM Tariff governing the recovery of transmission-related costs incurred by the PJM Transmission Owners. The PJM Transmission Owners reserve their rights to assert that other provisions of the PJM Tariff should be included within their Section 205 rights, and PJM reserves its rights to contest such assertions.

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Federal Government Policy
Issued On:	April 4, 2005

PJM Interconnection, L.L.C.	Original Sheet No. 12B
Rate Schedule FERC No. 39

(g) The PJM Transmission Owners’ Section 205 rights shall include the unilateral right to file for incentive and performance based rates that affect or relate to transmission revenue requirements, transmission rate design, or any performance or incentive rates in which the incentives to the PJM Transmission Owners may be measured by savings or efficiencies in the power or ancillary services markets resulting from the construction, operation or maintenance of Transmission Facilities. Nothing in this Agreement is intended to limit PJM’s right to make Section 205 filings to establish incentive or performance based rates applicable to market participants, provided that PJM must obtain the prior approval of the PJM Transmission Owners (pursuant to this Agreement, Section 6.5.1 of the East Transmission Owners Agreement, and Section 6.5.1 of the West Transmission Owners Agreement) for any portion of such a filing that reasonably could be expected to affect the establishment and recovery of the PJM Transmission Owners’ transmission revenue requirements, transmission rate design or the recovery of transmission-related costs by the PJM Transmission Owners.

5.1.2 Retention of Rate Structure. Notwithstanding the provisions of this Section 5.1, Dominion Virginia Power may propose to the FERC that the existing Rate Design is just and reasonable and should remain in effect beyond the date that it would otherwise terminate, provided such proposal conforms with the Going-Forward Principles and Procedures accepted by FERC on March 19, 2004 in Midwest Independent Transmission System Operator, Inc., et al., 106 FERC 61,204 (2004). Nothing herein is intended to limit the rights of Dominion Virginia Power or any other person to oppose a proposal to retain the existing Rate Design.

5.1. 3 Transmission Rate Zone Size. For purposes of developing rates for service under the PJM Tariff, transmission rate zones smaller than those shown in Attachment J to the PJM Tariff that are within the PJM South Region, or subzones of those zones, shall not be permitted within the boundaries of the PJM South Region; provided, however, that additional zones may be established if the boundaries of the PJM South Region are expanded to accommodate new parties to this Agreement.

5.1.4 Reservation of Rights. Nothing in this Article 5 is intended to modify in any way Dominion Virginia Power’s rights under Section 2.2.1 of this Agreement. Dominion Virginia Power shall have the right at any time to file, pursuant to Section 205 of the Federal Power Act, to establish the payments to Dominion Virginia Power by PJM in connection with PJM’s use of Dominion Virginia Power’s Transmission Facilities in the provision of services under the PJM Tariff.

5.2 Changes in Terms and Conditions. Dominion Virginia Power may propose to revise any of the non-rate terms and conditions of the PJM Tariff in a manner consistent with requirements of FERC. Any such proposal shall be submitted to PJM for action pursuant to the Operating Agreement.

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	November 4, 2004

Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-829, et al., issued October 5, 2004, 109 FERC 61,012.

PJM Interconnection, L.L.C.	Original Sheet No. 12C
Rate Schedule FERC No. 39

5.2.1 Filing of Changes in Terms and Conditions Under Section 205.

(a) PJM shall have the exclusive and unilateral rights to file pursuant to Section 205 of the Federal Power Act and the FERC’s rules and regulations thereunder to make changes in or relating to the terms and conditions of the PJM Tariff (including but not limited to provisions relating to creditworthiness, billing, and defaults) as well as all charges for recovery of PJM costs. PJM shall not have any Section 205 filing rights with respect to the subject matters described in the first sentence of Section 5.1.1(a) of this Agreement. PJM shall not have any Section 205 filing rights with respect to the provisions of the PJM Tariff listed in Section 5.1.1(d) or (e) of this Agreement.

(b) PJM shall consult with the PJM Transmission Owners and the PJM Members Committee beginning not less than seven (7) days in advance of any such Section 205 filing, but neither the PJM Transmission Owners (except as provided for in Section 5.3) nor the PJM Members Committee shall have any right to veto or delay any such Section 205 filing. PJM may file with less than a full seven (7) day advance consultation in circumstances where imminent harm to system reliability or imminent severe economic harm to electric consumers requires a prompt Section 205 filing; provided that PJM shall provide as much advance notice and consultation with the PJM Transmission Owners and the PJM Members Committee as is practicable in such circumstances, and no such emergency filing shall be made with less than 24 hours advance notice.

(c) Nothing herein is intended to limit the rights of Dominion Virginia Power or any other person to oppose such a Section 205 filing pursuant to Section 206 or any other applicable provision of the Federal Power Act or to limit the right of any Party or other person to make filings under Section 206 of the Federal Power Act.

(d) To the extent that PJM desires to add a provision to the PJM Tariff, or to change an existing provision thereof, in accordance with its rights under Section 5.2.1(a), the PJM Transmission Owners shall have unilateral and exclusive rights to make Section 205 filings with respect to any matters covered by such new or changed provisions relating to the establishment and recovery of the PJM Transmission Owners’ transmission revenue requirements, the transmission rate design under the PJM Tariff, or any provisions governing the recovery of transmission-related costs incurred by the PJM Transmission Owners. Prior to making any Section 205 filing covered by Section 5.2.1(a) that also relates to or affects the establishment and recovery of the PJM Transmission Owners’ transmission revenue requirements and the transmission rate design under the PJM Tariff, or any provisions governing the recovery of transmission related costs incurred by the PJM Transmission Owners, PJM shall provide no less than 45 days notice to the PJM Transmission Owners of the intended filing in sufficient detail to provide them a reasonable opportunity to include appropriate provisions in the PJM Tariff governing these subjects, either through a Section 205 filing by the PJM

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	November 4, 2004

Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-829, et al., issued October 5, 2004, 109 FERC 61,012.

PJM Interconnection, L.L.C.	Original Sheet No. 12D
Rate Schedule FERC No. 39

Transmission Owners pursuant to Section 5.1.1(a) or approval by the PJM Transmission Owners of the PJM proposal pursuant to this Agreement, Section 6.5.1 of the East Transmission Owners Agreement, and Section 6.5.1 of the West Transmission Owners Agreement.

5.2.2 Filing of Changes in Rate Design, Terms and Conditions Under Section 206. Dominion Virginia Power shall have the right to submit a proposal to the FERC to change the rate design and the non-rate terms and conditions of the PJM Tariff pursuant to Section 206 of the Federal Power Act. Nothing herein is intended to limit the rights of Dominion Virginia Power or any other person to oppose proposed changes to the terms and conditions filed by Dominion Virginia Power.

5.3 Disputes Regarding Exclusive Filing Rights. If at the time that a proposal to change or amend any part of the PJM Tariff, or to add any new provision, is submitted to PJM or the PJM Transmission Owners for consultation pursuant to Section 5.1.1(b) or 5.2.1(b), a dispute arises as to which party has Section 205 rights to make such filing, the following procedures shall apply:

(i) The Administrative Committee and PJM shall meet promptly prior to the filing in order to resolve the dispute. Such resolution shall include a joint Section 205 filing by the PJM Transmission Owners and PJM.

(ii) If the PJM Transmission Owners propose to make the Section 205 filing, they shall defer such filing beyond the 30 day notice and consultation period provided for in Section 5.1.1(b) for up to 10 additional days at the request of PJM to allow the dispute to be resolved.

(iii) If PJM proposes to make the Section 205 filing, it shall defer any filing beyond the 7 day notice and consultation period provided for in Section 5.2.1(b) for up to 10 additional days to allow the dispute to be resolved.

(iv) In order to resolve a dispute, the agreement of the PJM Transmission Owners must be obtained by a vote in accordance with this Agreement, Section 6.5.1 of the East Transmission Owners Agreement, and Section 6.5.1 of the West Transmission Owners Agreement.

(v) If the Parties are unable to reach agreement among themselves, the matter shall be presented to and resolved by a neutral party chosen by the Administrative Committee and PJM. Except as provided in this Section 5.3(v), such resolution shall be binding on the Parties. PJM and the PJM Transmission Owners shall share in the cost of any neutral party on an equal basis. The Administrative Committee and PJM may replace the neutral party at any time they mutually deem such action to be appropriate or necessary. The decision of the neutral party as to which Parties have Section 205 rights hereunder shall be made within the period provided

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	November 4, 2004

Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-829, et al., issued October 5, 2004, 109 FERC 61,012.

PJM Interconnection, L.L.C.	Original Sheet No. 12E
Rate Schedule FERC No. 39

for consultation between the PJM Transmission Owners and PJM as set forth in Sections 5.3(ii) or 5.3(iii), as applicable. Interested parties (include the Parties) may file a complaint seeking review by the FERC of the neutral party’s decision, and the FERC’s authority to interpret which parties have Section 205 rights shall not be limited by the neutral party’s decision as it relates to these disputes.

(vi) Nothing in this Section 5.3 is intended to limit Dominion Virginia Power’s rights to make filings subject to this dispute resolution provision pursuant to Section 206 of the Federal Power Act prior to resolution of such dispute.

5.4 Distribution of Revenues. Transmission revenues received from network or firm point-to-point transmission service to load within the PJM South Region will be distributed to Dominion Virginia Power consistent with the Rate Design and Section 7.1.8 of this Agreement.

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	November 4, 2004

Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-829, et al., issued October 5, 2004, 109 FERC 61,012.

PJM Interconnection, L.L.C.	Original Sheet No. 13
Rate Schedule FERC No. 39

ARTICLE 6 - ENHANCEMENTS AND EXPANSIONS

6.1 Dominion Virginia Power commits to construct and own or finance transmission enhancements or expansions applicable to the PJM South Region specified in the Regional Transmission Expansion Plan or pursuant to Articles III or IV of the PJM Tariff, subject to (i) the requirements of applicable law, (ii) government regulations and approvals, including, without limitation, requirements to obtain any necessary state or local siting, construction and operating permits, (iii) the availability of required financing, (iv) the ability to acquire necessary rights-of-way, and (v) the right to recover, pursuant to appropriate financial arrangements and tariffs or contracts, all reasonably incurred cost, and a reasonable return on investment.

6.2 Initiation of Building. Dominion Virginia Power shall commence fulfilling the commitment set forth in Section 6.1, subject to the limitations therein, within ninety (90) days of receiving notification from PJM that the specified enhancements or expansions are acceptable under Section 1.6 of the Regional Transmission Expansion Planning Protocol.

6.3 Relationship to the Regional Transmission Expansion Planning Protocol. Nothing in this Article 6 shall limit the rights or obligations of the Parties or other entities under the Regional Transmission Expansion Planning Protocol.

ARTICLE 7 - RIGHTS AND OBLIGATIONS OF PJM

7.1 Obligations of PJM under this Agreement. PJM shall:

7.1.1 Direct the operation and coordinate the maintenance of the Transmission Facilities of Dominion Virginia Power in accordance with: (i) the Operating Agreement; (ii) the PJM Tariff; and (iii) Good Utility Practice;

7.1.2 Administer the PJM Tariff and provide service thereunder in the PJM South Region;

7.1.3 Act as the Responsible Party pursuant to 18 C.F.R. § 37.5 with respect to operation of an OASIS on behalf of Dominion Virginia Power;

7.1.4 Administer the Regional Transmission Expansion Planning Protocol;

7.1.5 Maintain its status as an RTO under the terms of FERC Order 2000;

7.1.6 Comply with the requirements of any final rule issued by FERC in Docket No. RM01-12-000, subject to resolution of any petition by PJM or others for review, stay, or other judicial relief as to such final rule;

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	May 11, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 14
Rate Schedule FERC No. 39	Superseding Original Sheet No. 14

7.1.7 Upon request of Dominion Virginia Power, promptly make such filings as may be required, pursuant to Section 205 of the Federal Power Act to establish the payments to Dominion Virginia Power by PJM in connection with PJM’s use of Dominion Virginia Power’s Transmission Facilities in the provision of services under the PJM Tariff, provided that nothing in this Agreement shall require PJM to support such filings; and

7.1.8 Pay to Dominion Virginia Power the amounts generated by the unit charges set forth in Schedules 1A, 7 and 8, and Attachments H of the PJM Tariff applicable to Dominion Virginia Power in accordance with Section 5.4 of this Agreement and Dominion Virginia Power’s entitlements as specified in the PJM Tariff of any other revenue generated by charges pursuant to the PJM Tariff.

ARTICLE 8 - OTHER MATTERS

8.1 Relationship of the Parties. This Agreement shall not be interpreted or construed to create any association, joint venture, or partnership between the Parties or to impose any partnership obligation liability upon either party. Neither PJM nor Dominion Virginia Power shall have the right, power or authority under this Agreement to enter into any agreement or undertaking for, or act on behalf of, or to act as or be an agent or representative of, or to otherwise bind, the other.

8.2 No Third-party Beneficiaries. This Agreement is intended to be solely for the benefit of the Parties and their respective successors and permitted assigns and is not intended to and shall not confer any rights or benefits on any third party (other than successors and permitted assigns) not a signatory hereto.

8.3 Winding Up. Any provision of this Agreement that, expressly or by implication, comes into or remains in force following termination or expiration of this Agreement shall survive such termination or expiration. Such surviving provisions shall include, but not be limited to: (i) those provisions necessary to permit the orderly conclusion or continuation, pursuant to another agreement, of transactions entered into prior to the decision to terminate this Agreement; (ii) those provisions necessary to conduct final billing, collection, and accounting with respect to all matters arising hereunder, and (iii) the indemnification provisions as applicable to periods prior to such termination or expiration.

8.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their respective successors and assigns permitted herein, but shall not be assignable by either Party without the approval of the other, except as to, in the case of Dominion Virginia Power, a successor in the operation of Dominion Virginia Power’s Transmission Facilities by reason of a merger, consolidation, reorganization, sale, spinoff, or foreclosure, as a result of which substantially all such Transmission Facilities are acquired by such a successor, and such successor becomes a party to this Agreement or, in the case of PJM, a successor to PJM as the sole authorized and approved RTO for the operation of the PJM South Region, including ownership and operation of substantially all of PJM’s assets used in

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	May 11, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 15
Rate Schedule FERC No. 39

connection therewith, and substantially all of PJM’s obligations and responsibilities under the PJM Tariff and the Operating Agreement, and such successor becomes a Party to this Agreement on the same terms and conditions as PJM.

8.5 Force Majeure. Neither Party shall be liable to the other Party for damages or otherwise be in breach of this Agreement to the extent and during the period such Party’s performance is prevented by any cause or causes beyond such Party’s control and without such Party’s fault or negligence, including but not limited to any act, omission, or circumstance occasioned by or in consequence of any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, fire, storm or flood, explosion, breakage or accident to machinery or equipment, or curtailment, order, regulation or restriction imposed by governmental, military or lawfully established civilian authorities; provided, however, that any such foregoing event shall not excuse any payment obligation. Upon the occurrence of an event considered by a Party to constitute a force majeure event, such Party shall use due diligence to endeavor to continue to perform its obligations as far as reasonably practicable and to remedy the event, provided that no Party shall be required by this provision to settle any strike or labor dispute.

8.6 No Implied Waivers. The failure of a Party to insist upon or enforce strict performance of any of the provisions of this Agreement shall not be construed as a waiver or relinquishment to any extent of such entity’s right to assert or rely upon any such provisions, rights and remedies in that or any other instance; rather, the same shall be and remain in full force and effect.

8.7 Governing Law. This Agreement shall be interpreted, construed and governed by the laws of the state of Delaware.

8.8 Notice. Except as otherwise expressly provided herein, notices required hereunder shall be in writing and shall be sent to Dominion Virginia Power by overnight courier, hand delivery, telecopier or other reliable electronic means to:

President – Transmission

Dominion Transmission, Inc.

120 Tredegar Street

Richmond, VA 23219

General Counsel

Dominion Resources, Inc.

P.O. Box 26532

Richmond, VA 23261

Any such notice so sent shall be deemed to have been given (i) upon delivery if given by overnight couriers or hand delivery, or (ii) upon confirmation if given by telecopier or other reliable electronic means. Notices to PJM shall be made in accordance with the Operating Agreement.

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	May 11, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 16
Rate Schedule FERC No. 39

8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all Parties hereto.

8.10 Representations and Warranties. Each Party represents and warrants to the other Party that, as of the date it becomes a Party:

(a) the Party is duly organized, validly existing and in good standing under the laws of the jurisdiction where organized;

(b) the execution and delivery by the Party of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all requisite action on the part of the Party and do not conflict with any applicable law or with any other agreement binding upon the Party. The Agreement has been duly executed and delivered by the Party, and this Agreement constitutes the legal, valid and binding obligation of the Party enforceable against it in accordance with its terms except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity regardless of whether such principles are considered in a proceeding at law or in equity; and

(c) there are no actions at law, suits in equity, proceedings or claims pending or, to the knowledge of the Party, threatened against the Party before or by any federal, state, foreign or local court, tribunal or governmental agency or authority that might materially delay, prevent or hinder the performance by the Party of its obligations hereunder.

8.11 Confidentiality. Disclosure by PJM of information provided to it by Dominion Virginia Power shall be governed by the Operating Agreement.

8.12 Severability and Renegotiation

8.12.1 Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision is determined by a court or regulatory authority of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated, and such invalid, void or unenforceable provision shall be replaced with valid and enforceable provision or provisions which otherwise give effect to the original intent of the invalid, void or unenforceable provision.

8.12.2 Renegotiation. If any provision of this Agreement is held by a court or regulatory authority of competent jurisdiction to be invalid, void or unenforceable, or if the Agreement is modified or conditioned by a regulatory authority exercising jurisdiction over this Agreement, the Parties shall endeavor in good faith to negotiate such amendment or amendments

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	May 11, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 18
Rate Schedule FERC No. 39	Superseding Original Sheet No. 18

to this Agreement as will restore the relative benefits and obligations of the Parties under this Agreement immediately prior to such holding, modification or condition. If after sixty (60) days such negotiations are unsuccessful the Parties may exercise their withdrawal or termination rights under this Agreement.

8.13 Headings. The article and section headings used in this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

8.14 Disputes. To the extent any dispute arises between Dominion Virginia Power and PJM regarding any issue covered by this Agreement, Dominion Virginia Power and PJM shall follow the dispute resolution procedures set forth in the dispute resolution procedures provided as Schedule 5 to the Operating Agreement.

8.15 Operating Agreement. Sections 2.3.3, 2.3.6, 2.3.7, 4.1, 4.5, 4.5.1, 4.6, 4.7, 6.1 and 6.2 of this Agreement are not intended to create any additional obligations to those imposed on Dominion Virginia Power pursuant to the Operating Agreement but are intended to clarify that such obligations are applicable to Dominion Virginia Power not only as a member of PJM, but also as a transmission owner that is transferring to PJM the responsibilities identified in Section 2.3.

8.16 Construction. In the event of any conflict between the terms of this Agreement and other agreements entered into by Dominion Virginia Power in connection with its membership in PJM, this Agreement shall control, except as provided in Section 8.15 or unless such other agreement explicitly specifies how any such conflict is to be resolved.

ARTICLE 9 - NECESSARY PREREQUISITES

Prior to this Agreement becoming effective as to a Party, each of the following events shall have occurred:

(i)	The Operating Agreement is in full force and effect;

(ii)	The Operating Agreement shall have been executed by the Party;

(iii)	FERC shall have accepted for filing the PJM South Reliability Assurance Agreement, this South Transmission Owner Agreement and the changes to the PJM Tariff and Operating Agreement by PJM and Dominion Virginia Power,

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	November 4, 2004

Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-829, et al., issued October 5, 2004, 109 FERC 61,012.

PJM Interconnection, L.L.C.	Original Sheet No. 16
Rate Schedule FERC No. 39

including the PJM Tariff changes, including the Rate Design, to implement transitional charges designed to maintain revenue neutrality for Dominion Virginia Power, if applicable, all without change or condition;

(iv)	Dominion Virginia Power has obtained any other required regulatory approvals. In the event that the FERC fails to accept for filing, as required by this Article, all of the above agreements and Tariff changes without change or condition, the Parties hereto agree to negotiate in good faith to seek to accommodate such changes as the FERC indicates are required before acceptance. In the event of failure to so agree, neither Party shall be bound by the terms of this Agreement and this Agreement shall have no further force and effect.

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	May 11, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 19
Rate Schedule FERC No. 39

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

PJM Interconnection, L.L.C.
By:	/s/ Phillip G. Harris
Name:	Phillip G. Harris
Title:	President & CEO
Date:	4/21/05

Virginia Electric and Power Company
By:	/s/ Gary L. Sypolt
Name:	Gary L. Sypolt
Title:	President, Dominion Transmission, Inc.
Date:	4/20/05

Issued By:	Craig Glazer	Effective: May 1, 2005
Vice President, Government Policy
Issued On:	May 11, 2004